EX-99.906CERT

certification

Mitch Zacks, Principal Executive Officer, and Donald Ralph, Principal Financial Officer of the Zacks Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Zacks Trust		Zacks Trust

/s/ Mitch Zacks		/s/ Donald Ralph
Mitch Zacks		Donald Ralph

Date:	2/7/25	Date:	2/7/25

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Zacks Trust and will be retained by the Zacks Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.